Exhibit 3.5

Articles of Association

of

B.A.T. International Finance p.l.c.

adopted by special resolution passed on 10th August 2011

Preliminary

1	The default constitutional regulations in any legislation relating to companies do not apply to the Company.

2	In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite them respectively:

“the 1985 Act” means any provision of the Companies Act 1985.

“the Act” means any provision of the Companies Act 2006.

“the Acts” means the 1985 Act and the Act.

“these Articles” means the Articles of the Company.

“clear days” in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Company Communications Provisions” means the company communications provisions as set out in the Act.

“executed” includes any mode of execution.

“holder” in relation to shares means the member whose name is entered in the register of members as the holder of the shares.

“in writing” means written or produced by any substitute for writing (including anything in electronic form) or partly one and partly another.

“Office” means the registered office of the Company for the time being.

“the Seal” means the common seal (if any) of the Company.

“Secretary” means any person appointed to perform the duties of the Secretary of the Company, including a joint, assistant or deputy Secretary.

“Transfer Office” means the place where the register of members of the Company is situate for the time being.

“the United Kingdom” means Great Britain and Northern Ireland.

“working day” means a day which is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 (c 80) in the part of the United Kingdom where the Company is registered.

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The expression “debenture” shall include “debenture stock”.

The expression “general meeting” shall include any general meeting of the Company, including any general meeting held as the Company’s annual general meeting in accordance with section 360 of the Act (“annual general meeting”).

The expressions “hard copy form”, “electronic form” and “electronic means” shall have the same respective meanings as in the Company Communications Provisions.

The expression “officer” shall include a Director, manager and the Secretary, but shall not include an auditor.

References to any statute or statutory provision shall be construed as relating to any statutory modification or re-enactment thereof for the time being in force (whether coming into force before or after the adoption of these Articles).

Words denoting the singular shall include the plural and vice versa. Words denoting the masculine shall include the feminine. Words denoting persons shall include bodies corporate and unincorporated associations.

Unless the context otherwise requires, words or expressions contained in these regulations bear the same meaning as in the Acts.

3	The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

SHARE CAPITAL

4

Subject to the provisions of the Acts and these Articles, the Directors may issue, offer, allot or grant rights to subscribe for, or convert any security into shares in the Company or dispose of shares to such persons and on such terms, subject to such rights or restrictions, as the Directors think fit.

5

Subject to the provisions of the Acts and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or in the absence of any such determination as the Directors may determine.

6

Subject to the provisions of the Acts, the Company may issue any shares which are, or at the option of the Company or the holder are liable, to be redeemed and the Directors may so far as permitted by the Acts determine the terms, conditions and manner of redemption of any such shares.

7

The Company may exercise the powers of paying commissions conferred by the Acts, Subject to the provisions of the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

8

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by the law) the Company shall not be bound by or recognise any interest in any share except an absolute right to the entirety thereof in the holder.

9

Any provisions of the Acts requiring new equity securities to be offered to existing shareholders in proportion to their holdings, including any provisions relating to communication of such offers shall be excluded and shall not apply to the Company.

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10

Any member holding, or any members together holding, shares carrying not less than 90 per cent of the votes which may for the time being be cast at a general meeting of the Company may at any time and from time to time by notice to the Company require that no shares shall be issued and no rights to subscribe for, or to convert any security into shares in the Company shall be granted without the consent of such member or members.

SHARE CERTIFICATES

11

Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine. Every certificate shall be executed by the Company in such lawful manner as the Directors may decide which may include use of the Seal in the relevant territory and/or manual or facsimile signatures by one or more Directors and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

12

If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

13

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation. The Company’s lien on a share shall extend to any amount payable in respect of it.

14

The Company may sell in such manner as the Directors determine any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

15

To give effect to a sale the Directors may authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

16

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

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CALLS ON SHARES

17

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and payment of a call may be postponed in whole or part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

18	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

19	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

20

If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Acts) but the Directors may waive payment of the interest wholly or in part.

21

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if that amount had become due and payable by virtue of a call.

22	Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the holders in the amounts and times of payment of calls on their shares.

FORFEITURE OF SHARES

23

If a member fails to pay in full any call or instalment of a call on or before the due date for payment thereof, the Directors may at any time thereafter serve a notice in writing on him requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name a further day (not being less than seven days from the date of service of the notice) and the place where payment required by the notice, is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

24

If the requirements of any such notice as aforesaid are not complied with any share in respect of which such notice was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not actually paid before the forfeiture.

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25

Subject to the provisions of the Acts, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors determine either to the person who was before the forfeiture the holder or to any other person and at any time before sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person.

26

A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Acts) from the date of forfeiture until payment but the Directors may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

27

A statutory declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

28

The instrument of transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

29	The Directors may in their absolute discretion decline to register any transfer of any share, whether or not fully paid.

30

If the Directors refuse to register a transfer of a share, they shall, as soon as practicable and in any event within two calendar months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal giving reasons for the refusal.

31

No fee shall be charged by the Company for the registration of any instrument of transfer or other document relating to or affecting the title to any share or otherwise for making any entry in the register of members affecting the title to any share.

32

The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given unless they suspect that the proposed transfer may be fraudulent.

TRANSMISSION OF SHARES

33

If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

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34

A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, (subject as herein provided) upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

35

A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it (except with the authority of the Directors) to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

ALTERATION OF SHARE CAPITAL

36	The Company may as permitted by and in accordance with the Acts:

(a)	increase its share capital by allotting new shares; and

(b)	sub-divide and consolidate and divide its shares.

37

Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Acts, the Company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

38

Subject to the provisions of the Acts, the Company may by special resolution reduce its share capital, share premium account, any capital redemption reserve or any other undistributable reserve in any way.

PURCHASE OF OWN SHARES

39	Subject to the provisions of the Acts, the Company may purchase, or may enter into a contract under which it will or may purchase, its own shares of any class (including any redeemable shares).

GENERAL MEETINGS

40

An annual general meeting shall be held in each period of six months beginning with the day following the Company’s accounting reference date, at such place, date and time as may be determined by the Directors.

41	The Directors may whenever they think fit, and shall on requisition in accordance with the provisions of the Acts, proceed to convene a general meeting.

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NOTICE OF GENERAL MEETINGS

42	An annual general meeting shall be called by notice of at least 21 days.

43	Any other general meeting shall be called by at least 14 clear days’ notice.

44	The period of notice shall in either case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held.

45

Notice shall be given to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company. The Company may determine that only those persons entered on the register of members at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice.

46	A general meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been called if it is so agreed:

(a)	in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b)

in the case of any other general meeting, by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right.

CONTENTS OF NOTICE OF GENERAL MEETINGS

47	Every notice calling a general meeting shall specify the place, date and time of the meeting.

48	There shall appear with reasonable prominence in every such notice a statement that:

(a)	a member is entitled to appoint another person as his proxy to exercise all or any of his rights to attend and to speak and vote; and

(b)	that a proxy need not be a member of the Company.

49

The notice shall specify the general nature of the business to be transacted at the meeting; and if any resolution is to be proposed as a special resolution, the notice shall contain a statement to that effect.

50	In the case of an annual general meeting, the notice shall also specify the meeting as such.

51

Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member and to the Directors and auditors.

52

For the purposes of determining which persons are entitled to attend or vote at a meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register of members in order to have the right to attend or vote at the meeting.

PROCEEDINGS AT GENERAL MEETINGS

53

No business other than the appointment of a chairman in accordance with Article 56 shall be transacted at any meeting unless a quorum is present at the time when the meeting proceeds to business. Two persons entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporation, shall be a quorum.

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54

If such a quorum is not present within five minutes (or such longer interval as the chairman of the meeting may think fit to allow) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such time and place as the Directors may determine.

55

The chairman, if any, of the board of Directors or in his absence some other Director nominated by the Directors shall preside as chairman of the meeting, but if neither the chairman nor such other Director (if any) be present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman.

56

If no Director is willing to act as chairman, or if no Director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

57	A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

58

The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 30 days or more, at least seven clear days’ notice (that is, excluding the day of the adjourned meeting and the day on which the notice is given) shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

POLLS

59

A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded. Subject to the provisions of the Acts, a poll may be demanded:

(a)	by the chairman; or

(b)	the Directors; or

(c)	by not less than two members having the right to vote at the meeting; or

(d)	by a member or members representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(e)

by a member or members present in person or by proxy holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

60

Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

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61

The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

62

A poll shall be taken in such manner (including by use of ballot or voting papers or electronic means, or any combination thereof) as the chairman directs and the result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded. The chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

63	On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all of the votes he uses in the same way.

64

A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately. A poll demanded on any other question shall be taken either immediately or at such subsequent time and place as the chairman directs not being more than 30 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

65

No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

VOTES OF MEMBERS

66

At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member present in person or by proxy (or being a corporation present by a duly authorised representative) shall have one vote, and on a poll every member who is present in person or by proxy (or being a corporation present by a duly authorised representative) shall have one vote for every share of which he is the holder.

67

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

68

No objection shall be raised to the qualification of any voter or the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid for all purposes. Any objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

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PROXIES AND CORPORATE REPRESENTATIVES

69

A member is entitled to appoint a proxy or proxies to exercise all or any of his rights to attend and to speak and vote at a meeting of the Company. A proxy need not be a member of the Company. A member may appoint more than one proxy in relation to a meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or (as the case may be) a different £10, or multiple of £10, of stock held by him. References in these Articles to an appointment of a proxy include references to an appointment of multiple proxies.

70	The appointment of a proxy must be in writing in any usual or common form or in any other form which the Directors may approve and:

(a)	in the case of an individual must either be signed by the appointor or his attorney or authenticated in accordance with Article 140; and

(b)

in the case of a corporation must be either given under its Seal or be signed on its behalf by an attorney or a duly authorised officer of the corporation or authenticated in accordance with Article 140.

Any signature on or authentication of such appointment need not be witnessed. Where an appointment of a proxy is signed or authenticated in accordance with Article 140 on behalf of the appointor by an attorney, the power of attorney or a copy thereof certified notarially or in some other way approved by the Directors must (failing previous registration with the Company) be submitted to the Company, failing which the appointment may be treated as invalid.

71

The appointment of a proxy (together with any supporting documentation required under Article 70 must be received at the address or one of the addresses (if any) specified for that purpose in, or by way of note to, or in any document accompanying, the notice convening the meeting (or if no address is so specified, at the Transfer Office):

(a)	in the case of a meeting or adjourned meeting, not less than 48 hours before the commencement of the meeting or adjourned meeting to which it relates;

(b)	in the case of a poll taken more than 48 hours after it was demanded, not less than 24 hours before the time appointed for the taking of the poll;

(c)	in the case of a poll taken not more than 48 hours after it was demanded, 24 hours before the time appointed for the taking of the poll;

and in default shall not be treated as valid.

72	The Directors may at their discretion determine that, in calculating the periods mentioned in Article 71, no account shall be taken of any part of any day that is not a working day.

73

The appointment of a proxy shall, unless the contrary is stated thereon, be as valid for any adjournment of a meeting as it is for the meeting to which it relates. An appointment relating to more than one meeting (including any adjournment of any such meeting) having once been delivered in accordance with this Article 73 for the purposes of any such meeting does not need to be delivered again for the purposes of any subsequent meeting to which it relates.

74

A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed the proxy to attend, and to speak and vote, at a meeting of the Company.

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75	Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote at a shareholders’ meeting.

76

Neither the death or insanity of a member who has appointed a proxy, nor the revocation or termination by a member of the appointment of a proxy (or of the authority under which the appointment was made), shall invalidate the proxy or the exercise of any the rights of the proxy thereunder, unless notice of such death, insanity, revocation or termination shall have been received by the Company in accordance with Article 77.

77

Any such notice of death, insanity, revocation or termination must be received at the address or one of the addresses (if any) specified for receipt of proxies in, or by way of note to, or in any document accompanying, the notice convening the meeting to which the appointment of the proxy relates (or if no address is so specified, at the Transfer Office):

(a)	in the case of a meeting or adjourned meeting, not less than one hour before the commencement of the meeting or adjourned meeting to which the proxy appointment relates;

(b)

in the case of a poll taken following the conclusion of a meeting or adjourned meeting, but not more than 48 hours after it was demanded, not less than one hour before the commencement of the meeting or adjourned meeting at which the poll was demanded; or

(c)	in the case of a poll taken more than 48 hours after it was demanded, not less than one hour before the time appointed for the taking of the poll.

78

Subject to the Acts any corporation which is a member of the Company may by resolution of its Directors or other governing body authorise a person or persons to act as its representative or representatives at any shareholders’ meeting and may consent to any such meeting being held at short notice.

NUMBER OF DIRECTORS

79	Unless otherwise determined by the Company by ordinary resolution the number of Directors (other than alternate Directors) shall not be subject to any maximum but shall not be less than two in number.

80	A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at shareholders’ meetings.

ALTERNATE DIRECTORS

81

Any Director (other than an alternate Director) may appoint any other Director, or any other person approved by resolution of the Directors and willing to act, to be an alternate Director and may remove from office an alternate Director so appointed by him.

82

An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote as a Director and be counted in the quorum at any such meeting at which the Director appointing him is not personally present and generally at such meeting to perform all the functions of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Articles shall apply as if he were a Director. If he shall be himself a Director or shall attend any such meeting as an alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum. If his appointor is temporarily unable to act through ill health or disability his signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor.

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83	Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

84

An alternate Director shall not (save as aforesaid) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor.

85

An alternate Director shall be entitled to be a party to and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director in accordance with Article 113 and Articles 99, 100 and 142 but he shall not be entitled to receive from the Company in respect of his appointment as alternate Director any remuneration except only such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct.

POWERS OF DIRECTORS

86

Subject to the provisions of the Acts, the Company’s constitutional provisions and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Company’s constitutional provisions or these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this regulation shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

87

The Directors may establish any local boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration, and may delegate to any local board, manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and may authorise the members of any local boards, or any of them, to fill any vacancies therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

88

The Directors may from time to time and at any time appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

89

The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

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DELEGATION OF DIRECTORS’ POWERS

90

The Directors may delegate any of their powers or discretions to any committee consisting of at least one Director and one or more persons to be co-opted as hereinafter provided. The Directors may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

91

Insofar as any such power or discretion is delegated to a committee, any reference in these Articles to the exercise by the Directors of the power or discretion so delegated shall be read and construed as if it were a reference to the exercise thereof by such committee. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations which may from time to time be imposed by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and may provide for members who are not Directors to have voting rights as members of the committee.

92

No business shall be transacted at any committee meeting unless a quorum is present. The quorum for the transaction of the business of the committee shall be two and at least half of the members present at any committee meeting shall be Directors. No resolution of the committee shall be effective unless passed unanimously.

93	Any one Director of the Company has the power to represent the Company and exercise any right of the Company to attend, speak and/or vote at a general meeting of any of its subsidiaries.

APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

94

Any member holding, or any members together holding, shares carrying not less than 90 percent of the votes which may for the time being be cast at a general meeting of the Company may at any time and from time to time appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, and may remove from office any Director however appointed. Any such appointment or removal shall be effected by an instrument in writing signed by the member or members concerned or, in the case of a corporate member, by its duly authorised representative, and delivered to the Office or tendered at a meeting of the Directors or a general meeting of the Company.

95	The Directors may appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director.

96

The Company may by ordinary resolution appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director and, without prejudice to the provisions of the Acts, may by ordinary resolution remove a Director from office.

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97	The office of a Director shall be vacated if:

(d)	he ceases to be a Director by virtue of any provision of the Acts or he becomes prohibited by law from being a Director; or

(e)	he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(f)

a registered medical practitioner who has been treating him gives a written opinion to the Company stating that that he has become physically or mentally incapable of acting as a Director and may remain so for more than three months; or

(g)

by reason of his mental health an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) which prevents him from personally exercising any powers or rights which he would otherwise have; or

(h)	he resigns his office by notice in writing to the Company; or

(i)

he shall for more than six consecutive calendar months have been absent without permission of the Directors from meetings of Directors held during that period and the Directors resolve that his office be vacated; or

(j)

he shall be removed from office by notice in writing signed by all his co-Directors (being at least two in number), but so that if he holds an appointment to an executive office which thereby automatically determines such removal shall be deemed an act of the Company.

98	The removal of a Director under these Articles shall be without prejudice to any claim the Director may have for breach of any contract of service between him and the Company.

REMUNERATION OF DIRECTORS

99	The Directors shall be entitled to such remuneration as the Directors may determine and, unless the Directors decide otherwise, the remuneration shall be deemed to accrue from day to day.

DIRECTORS’ EXPENSES

100

The Directors may be paid all reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

APPOINTMENTS TO EXECUTIVE OFFICE

101

Subject to the provisions of the Acts, the Directors may appoint one or more of their number to the office of managing Director or to any other executive office under the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine and they may remunerate any such Director for his services as they think fit. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any claim to damages for breach of the contract of service between the Director and the Company.

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DIRECTORS’ GRATUITIES AND PENSIONS

102

The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

PROCEEDINGS OF DIRECTORS

103

Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retroactive. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

104

No business shall be transacted at any meeting of the Directors unless a quorum is present. The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director shall not be counted in the quorum present in relation to a matter or resolution on which he is not entitled to vote but shall be counted in the quorum present in relation to all other matters or resolutions considered or voted on at the meeting.

105

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

106

The Directors may appoint one of their number to be the chairman of the board of Directors and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

107

All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

108

A Director who has duly declared his interest (so far as he is required to do so) may vote at a meeting of the Directors or of a committee of the Directors on any resolution concerning a matter in which he is interested, directly or indirectly. If he does, his vote shall be counted; and whether or not he does, his presence at the meeting shall be taken into account in calculating the quorum.

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109	A meeting of the Directors may consist of a conference between Directors some or all of whom are in different places provided that each Director who participates in the meeting is able:

(a)	to hear the other participating Directors addressing the meeting; and

(b)	if he so wishes, to address each of the other participating Directors simultaneously.

whether directly, by conference telephone or by any other form of communication equipment (whether in use when this Article is adopted or developed subsequently) or by a combination of such methods. A quorum shall be deemed to be present if those conditions are satisfied in respect of at least the number and designation of Directors required to form a quorum. A meeting held in this way shall be deemed to take place at the place where the largest group of Directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates at the start of the meeting.

WRITTEN RESOLUTION OF DIRECTORS

110

A Directors’ written resolution must be sent to all Directors entitled to receive notice of a meeting of Directors and is adopted when (i) a majority of the Directors entitled to vote on such resolution (being not less in number than a quorum for a meeting of Directors); or (ii) all of the members of a committee of Directors entitled to vote on such resolution, have:

(a)	signed such written resolution, which may consist of several documents in the like form each signed by one or more Directors or committee members as the case may be, or

(b)	otherwise indicated their agreement to it in writing.

111

Once a Directors’ written resolution has been adopted, it must be treated as if it had been a resolution passed at a Directors’ meeting or (as the case may be) a committee of Directors in accordance with these Articles.

112

A resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity. A resolution signed by an alternate Director and his appointor shall be treated as signed by only his appointor.

DIRECTORS’ INTERESTS

113.1	Subject to the provisions of the Acts, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate in which the Company is interested; and

(c)

may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any parent undertaking or subsidiary undertaking of the Company, or any subsidiary undertaking of any parent undertaking of the Company, or any body corporate in which any such parent undertaking or subsidiary undertaking is interested,

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and (i) he shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; (ii) he shall not infringe his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company as a result of any such office or employment or any such transaction or arrangement or any interest in any such body corporate; (iii) he shall not be required to disclose to the Company, or use in performing his duties as a Director of the Company, any confidential information relating to such office or employment if to make such a disclosure or use would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that office or employment; (iv) he may absent himself from discussions, whether in meetings of the Directors or otherwise, and exclude himself from information, which will or may relate to that office, employment, transaction, arrangement or interest; and (iv) no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

113.2	For the purposes of this Article:

(a)

a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

113.3

The Directors may (subject to such terms and conditions, if any, as they may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation) authorise, to the fullest extent permitted by law:

(a)

any matter which would otherwise result in a Director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company and which may reasonably be regarded as likely to give rise to a conflict of interest (including a conflict of interest and duty or conflict of duties); and

(b)

a Director to accept or continue in any office, employment or position in addition to his office as a Director of the Company and may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, either before or at the time that such a conflict of interest arises, provided that the authorisation is effective only if (i) any requirement as to the quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and (ii) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

113.4

In relation to any such matter, office, employment or position that has been so authorised (subject to such terms and conditions, if any, as the Directors may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation or the permissions set out below):

(a)

the Director shall not be required to disclose to the Company, or use in performing his duties as a Director of the Company, any confidential information relating to such matter, or such office, employment or position if to make such a disclosure or use would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, or that office, employment or position;

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(b)

the Director may absent himself from discussions, whether in meetings of the Directors or otherwise, and exclude himself from information, which will or may relate to that matter, or that office, employment or position; and

(c)

a Director shall not, by reason of his office as a Director of the Company, be accountable to the Company for any benefit which he derives from any such matter, or from any such office, employment or position.

SECRETARY

114

Subject to the provisions of the Acts, a Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may at any time be removed from office by them, but without prejudice to any claim for damages for breach of any contract of service between him and the Company. If thought fit two or more persons may be appointed as joint secretaries. The Directors may also appoint from time to time on such terms as they may think fit one or more deputy and/or assistant secretaries.

MINUTES

115	The Directors shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments of officers made by the Directors; and

(b)

of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting.

THE SEAL

116

The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors. The Directors may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by one authorised person in the presence of a witness who attests the signature. For the purposes of this Article, an authorised person is (i) any Director of the Company or (ii) any person authorised by the Directors for the purpose of signing documents to which the Seal is applied.

DIVIDENDS

117

Subject to the provisions of the Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

118

Subject to the provisions of the Acts, the Directors may pay interim dividends if it appears to them that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the Directors may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. The Directors may also pay at intervals settled by them any dividend

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payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

119

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

120

A general meeting declaring a dividend may, upon the recommendation of the Directors, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors may settle the same and in particular may issue fractional certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

121

Any dividend or other moneys payable on or in respect of a share shall be paid to the member or to such other person as the member (or, in the case of joint holders of a share, all of them) may in writing direct. Such dividend or other moneys may be paid (i) by cheque sent by post to the payee or, where there is more than one payee, to the payee who is first named in the register of members, or (ii) by inter-bank transfer to such account as the payee or payees shall in writing direct, or (iii) by such other method of payment as the member (or, in the case of joint holders of a share, all of them) may agree to. Every such cheque shall be sent at the risk of the person or persons entitled to the money represented thereby, and payment of a cheque by the banker upon whom it is drawn, and any transfer or payment within (ii) or (iii) above, shall be a good discharge to the Company.

122	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

123	Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

ACCOUNTS

124

No member (other than a Director) shall have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the Directors or by ordinary resolution of the Company.

125

Subject as provided in Article 126 a copy of the Company’s annual accounts and report which are to be laid before a general meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of general meetings from the Company under the provisions of the Acts or of these Articles.

126

Article 125 shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Acts nor to more than one of joint holders nor to any person of whose postal address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the Office.

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AUDITORS

127

Subject to the provisions of the Acts, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

128

An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

CAPITALISATION OF PROFITS

129	The Directors may with the authority of an ordinary resolution of the Company:

(c)

subject as hereinafter provided, resolve to capitalise any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(d)

appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full new shares or debentures of the Company of a nominal amount equal to that sum, and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other: but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this regulation, only be applied in paying up new shares to be allotted to members credited as fully paid;

(e)

make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable under this regulation in fractions; and

(f)

authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares or debentures to which they are entitled upon such capitalisation, any agreement made under such authority being binding on all such members.

NOTICES

130

The Company Communications Provisions have effect, subject to the provisions of Articles 130 to 140, for the purposes of any provision of the Acts or these Articles that authorises or requires notices, documents or information to be sent or supplied by or to the Company.

131

The Company may, subject to and in accordance with the Acts and these Articles, send or supply all types of notices, documents or information to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address or by electronic means.

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132

Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, and which is sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where first class mail is not employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed, pre-paid and posted,

133

A member present either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

134

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register of members, has been duly given to a person from whom he derives his title.

135

Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient 24 hours, after it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

136

In the case of joint holders of a share, all notices, documents and information shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding to the exclusion of the other joint holders. All members whether or not they have a registered address within the United Kingdom shall be entitled to have notices, documents or information sent to them as if they were a member with a registered address within the United Kingdom.

137	A person who claims to be entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall supply to the Company:

(a)	such evidence as the Directors may reasonably require to show his title to the share,

(b)	an address at which notices may be sent or supplied to such person,

whereupon he shall be entitled to have sent or supplied to him at such address any notice, document or information to which the said member would have been entitled. Any notice, document or information so sent or supplied shall for all purposes be deemed to be duly sent or supplied to all persons interested (whether jointly with or as claiming through or under him) in the share.

138

Save as provided by Article 137, any notice, document or information sent or supplied to the address of any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly sent or supplied in respect of any share registered in the name of such member as sole or first-named joint holder.

139	The accidental failure to send, or the non-receipt by any person entitled to, any notice relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding.

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140

Where these Articles require a notice or other document to be signed or authenticated by a member or other person then any notice or other document sent or supplied in electronic form is sufficiently authenticated in any manner authorised by the Company Communications Provisions or in such other manner as may be approved by the Directors. The Directors may designate mechanisms for validating any such notice or other document, and any such notice or other document not so validated by use of such mechanisms shall be deemed not to have been received by the Company.

WINDING UP

141

If the Company is wound up, the liquidator may, with the authority of an ordinary resolution of the Company and any other sanction required by the Acts, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY, INSURANCE AND DEFENCE FUNDING

142	Subject to and so far as permitted by the provisions of the Act, the Company may:

(a)

indemnify any person who is or was a Director, or a Director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him), against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company; and/or

(b)

indemnify to any extent any person who is or was a Director, or a Director of any associated company, at any time during which the Company, or any such associated company, was that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with such company’s activities as a trustee of an occupational pension scheme; and/or

(c)

purchase and maintain insurance for any person who is or was a Director, or a Director of any associated company, against any loss or liability or any expenditure he may incur, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company.

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CERTIFICATE OF INCORPORATION

No. 1060930

I HEREBY CERTIFY that B. A. T. INTERNATIONAL FINANCE LIMITED is this day incorporated under the Companies Acts 1948 to 1967 and that the Company is Limited.

Given under my hand at London the 10th July, 1972.

N. TAYLOR,

Assistant Registrar of Companies

83261

CERTIFICATE OF INCORPORATION

ON RE-REGISTRATION AS A PUBLIC COMPANY

No. 1060930

I hereby certify that

B.A.T. INTERNATIONAL FINANCE p.l.c.

has this day been re-registered under the Companies Acts 1948 to 1980 as a public company, and that the company is limited.

Dated at Cardiff the 8TH SEPTEMBER 1981

Assistant Registrar of Companies

C 455